Exhibit 99.5

STOCK ORDER AND CERTIFICATION FORM
First Connecticut Bancorp, Inc.	SEND OVERNIGHT PACKAGES TO: First Connecticut Bancorp, Inc. Stock Order Processing Center 10 South Wacker, Suite 3400, Chicago, IL 60606 (877) 860-2086

ORDER DEADLINE: The Subscription Offering ends at 12:00 noon, Eastern Time, on ____________, ____. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to our Stock Information Center located at any of our full service banking locations. Faxes or copies of this form will not be accepted. First Connecticut Bancorp, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares	Price Per Share (2) Total Amount Due		(4) Purchaser Information (check one)
	x $10.00 =	$ .00	a. ☐ b. ☐ c. ☐ d. ☐ e. ☐

Eligible Account Holder – Check here if you were a depositor with at least $50 on deposit with Farmington Bank as of the close of business on December 31, 2009. Enter information in Section 9 for all deposit accounts that you had at Farmington Bank on December 31, 2009.

Supplemental Eligible Account Holder – Check here if you were a depositor with at least $50 on deposit with Farmington Bank as of the close of business on March 31, 2011 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Farmington Bank as of March 31, 2011.

Local  Community  –  Natural  persons  residing  in  Hartford  County,  Connecticut.

Natural persons residing in elsewhere in Connecticut.

General Public.

Minimum Number of Shares: 25 ($250). Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 60,000 shares ($600,000).

(3a) Method of Payment- Check or Money Order Enclosed is a personal check, bank check or money order made payable to First Connecticut Bancorp, Inc.		$ .

(3b) Method of Payment- Deposit Account Withdrawal
Farmington Bank Savings or Certificate Account Number(s)		Withdrawal Amount(s)
MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
(Do not list checking accounts) Total Withdrawal		$
(5) Check if you (or a household family member) are a: ☐ Director or Officer of Farmington Bank or First Connecticut Bancorp, Inc. ☐ Employee of Farmington Bank or First Connecticut Bancorp, Inc.
(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Section 1 of the Stock Order Form Instructions provided.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. See reverse side of this form for further details.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)
☐	Individual	☐	Individual Retirement Account	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common			☐	Trust - Under Agreement Dated_________
Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Farmington Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering. Attach a separate page if additional space is needed.
NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by First Connecticut Bancorp, Inc. no later than 12:00 noon, Eastern Time, on ______________, 2011, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)
*** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

For Internal Use Only

REC’D _________ CHECK# ____________ $____________ CHECK#___________ $_________ BATCH # ________ ORDER # ________ CATEGORY ______

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:
1)	Any corporation or organization, other than First Connecticut Bancorp, Inc. or Farmington Bank, of which the person is an officer, partner or 10% beneficial stockholder;
2)
Any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

3)	Any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of First Connecticut Bancorp, Inc. or Farmington Bank.

Acting in Concert – The term “acting in concert” means:
1)	Knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement; or
2)	A combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) also will be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from, AND TO BE SIGNED, on the front side of Stock Order Form)

I agree that after receipt by First Connecticut Bancorp, Inc., this Stock Order Form may not be modified or cancelled without First Connecticut Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the maximum purchase limitation of 60,000 shares of common stock issued in the conversion for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated _______________, 2011.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal and State regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY FIRST CONNECTICUT BANCORP, INC. OR FARMINGTON BANK OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of First Connecticut Bancorp, Inc., I received the Prospectus dated _______________, 2011, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page __, which risks include but are not limited to the following:

RISK FACTORS
1.    A substantial portion of our loan portfolio consists of commercial real estate loans and commercial loans, which expose us to increased risks and could adversely impact our earnings.
2.    Our loan portfolio possesses increased risk due to its rapid expansion and unseasoned nature.
3.    Our loan portfolio includes timeshare loans, the performance of which has been negatively impacted by the downturn in the economy and in turn could negatively impact our profitability.
4.    Our lack of geographic diversification increases our risk profile.
5.    If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
6.    Future changes in interest rates may reduce our profits which could have a negative impact on the value of our stock.
7.    We opened new branches in 2010 and expect to continue branch expansion which may result in losses at those branches initially as they generate new deposit and loan portfolios, and negatively impact our earnings.
8.    Strong competition within Farmington Bank’s market area may limit our growth and profitability.
9.    If our government banking deposits were lost within a short period of time, this could negatively impact our liquidity and earnings.
10.  The loss of our Chief Executive Officer could adversely impact our business.
11.  The local and national economies remain weak and unemployment levels are high. A prolonged economic downturn will adversely affect our business and financial results.
12.  Passage of the Dodd-Frank Wall Street Reform and Consumer Protection Act will increase our operational and compliance costs.
13.  Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.
14.  We operate in a highly regulated environment and our business may be adversely affected by changes in laws and regulations.
15.  We face various technological risks that could adversely affect our business.
16.  The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
17.  You may not revoke your decision to purchase First Connecticut Bancorp, Inc. common stock in the subscription or community offering after you send us your order.
18.  Our failure to deploy the net proceeds effectively may have an adverse impact on our financial performance and the value of our common stock.
19.  Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.
20.  Our implementation of one or more new stock benefits plans may dilute your ownership interest.
21.  The implementation of our employee stock ownership plan and one or more new stock benefit plans will increase our compensation and benefit expenses and adversely affect our profitability.
22.  There may be a limited market for our common stock, which may lower our stock price and make it more difficult for investors to sell their shares of our common stock.
23.  The issuance of shares to Farmington Bank Community Foundation, Inc. will dilute your ownership interests and adversely affect our net income.
24.  Our contribution to Farmington Bank Community Foundation, Inc. may not be tax deductible, which could reduce our profits.
25.  Our stock value may suffer from anti-takeover provisions that may impede potential takeovers.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

First Connecticut Bancorp, Inc.	Stock Order Form Instructions Stock Information Center: (877) 860-2086

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 30,000 shares. No person, together with “associates,” as defined in the prospectus, and persons “acting in concert,” as defined in the prospectus, may purchase more than 60,000 shares of common stock sold in the offering. For additional information, see “The Conversion and Offering – Limitations on Common Stock Purchases” in the Prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to First Connecticut Bancorp, Inc. DO NOT MAIL CASH. Cash will only be accepted in person at the Stock Information Center. Your funds will earn interest at Farmington Bank’s passbook savings rate until the stock offering is completed.

Item 3b - To pay by withdrawal from a savings account or certificate of deposit at Farmington Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with checking privileges, please write a check. Farmington Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the conversion.

Item 4 - Please check the appropriate box to tell us the earliest of the two dates that apply to you, or the local community or general public boxes if you were not a member of Farmington Bank on either of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Farmington Bank or First Connecticut Bancorp, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated _______________, 2011, please see the section entitled “The Conversion and the Offering – Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of First Connecticut Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (877) 860-2086. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 - You should list any qualifying accounts that you have or may have had with Farmington Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read both sides of the Stock Order and Certification Form carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in Item 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ____________, 2011 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (877) 860-2086 Monday – Friday from 10:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Ownership Guide)

First Connecticut Bancorp, Inc.	Stock Order Form Instructions Stock Information Center: (877) 860-2086

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Farmington Bank. The stock cannot be held in your Farmington Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:
On Name Line 1 - List the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act - For residents of Connecticut and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:
On Name Line 1 - Print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 - FBO (for benefit of) followed by the name of the minor, followed by UTMA-CT (or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Should you have any questions, please call our Stock Information Center at (877) 860-2086 Monday – Friday from 10:00 a.m. to 5:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Order Form Instructions)